Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the registration statement of PECO Energy Transition Trust (PETT) on Amendment No.2 to Form S-3 (File No. 333-58055) of our report dated February 19, 1999, on our audit of the financial statements of PETT as of December 31, 1998 and for the period from June 23, 1998 (date of Inception) to December 31, 1998.




PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
February 22, 1999